Exhibit 10.22

Form of Letter to Debenture Holder and Form of Notice

INSPIRE VETERINARY PARTNERS, INC.

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

Investor Name

Street 1

Street 2

City, State Zip

April    , 2023

Dear Investor,

As you may already be aware from our public filings, Inspire Veterinary Partners, Inc., or the Company, is proceeding with our initial public offering, or IPO. Underwritten by Spartan Capital Securities, we are pleased to note that the initial public offering signifies an exciting milestone in our transformation into a Nasdaq Capital Markets-listed public company.

In connection with the IPO, we have registered for resale with the U.S. Securities and Exchange Commission, or SEC, the shares of Class A common stock of the Company that are issuable upon conversion of our pre-IPO convertible debenture. As a holder of said debenture, your debt instrument is convertible to the number of shares based upon the aggregate principal amount of your investment, taking the discount in your convertible debenture into account, plus all accrued but unpaid interest, divided by the offering price of our common stock in the IPO..

This communication shall serve as notification of your option to convert your investment in the Company into registered shares of Class A common stock. Shares of Class A common stock of the Company will be issued and held with our stock transfer agent, vStock Transfer, LLC, pending your instructions to transfer such shares to any registered brokerage account you designate.

Kindly indicate your desire to convert to shares of Class A common stock at the time of the IPO by completing and returning the attached Notice to the Company by 5:30 p.m., ET, on April , 2023 at:

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

or via digital transmission (i.e., email) at:

KCarr@inspirevet.com.

Please do not hesitate to contact me with any question you may have.

Again, we thank you for placing your faith and confidence in the vision of Inspire Veterinary Partners. We look forward to growing our Company together in the months and years to come.

Warm regards,

Kimball Carr

Chief Executive Officer and Chairman of the Board

* * * * *

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NOTICE

INSPIRE VETERINARY PARTNERS, INC.

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

April    , 2023

To:           Kimball Carr

Chief Executive Officer and Chairman of the Board

I, _______________________________, am the holder of convertible indebtedness of INSPIRE

   [Print Name]

VETERINARY PARTNERS, INC.(the Company). By delivery of this NOTICE, please note that I choose to convert my existing investment in the convertible indebtedness of the Company into shares of Class A common stock. Please acknowledge receipt of this NOTICE by hard copy delivery via a recognized commercial carrier service to:

[Name]

[Address 1]

[Address 2]

[City, State Zip]

Note further, the receipt or non-receipt of such acknowledgement does not impact the validity of this NOTICE or my choice to convert my existing investment in the convertible indebtedness of the Company.

Sincerely,

_______________________________,

[Name]

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